EX-99.e.1.ii

AMENDED AND RESTATED SCHEDULE I
TO THE DISTRIBUTION AGREEMENT

This Amended and Restated Schedule I, as amended January 16, 2024, to the Distribution Agreement between IVY VARIABLE INSURANCE PORTFOLIOS and Delaware Distributors, L.P. entered into as of April 30, 2021 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

Series Name	Class Names	Total 12b-l Plan Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Portion designated as Service Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Effective Date
Delaware Ivy VIP Asset Strategy	Class I			4/30/2021
Delaware Ivy VIP Asset Strategy	Class II		0.25 of 1%	4/30/2021
Delaware Ivy VIP Balanced	Class II		0.25 of 1%	4/30/2021
Delaware Ivy VIP Core Equity	Class II		0.25 of 1%	4/30/2021
Delaware Ivy VIP Corporate Bond	Class II		0.25 of 1%	4/30/2021
Delaware Ivy VIP Energy	Class I			4/30/2021
Delaware Ivy VIP Energy	Class II		0.25 of 1%	4/30/2021
Delaware VIP Global Equity	Class II		0.25 of 1%	4/30/2021
Delaware Ivy VIP Global Growth	Class II		0.25 of 1%	4/30/2021
Delaware Ivy VIP Growth	Class II		0.25 of 1%	4/30/2021
Delaware Ivy VIP High Income	Class I			4/30/2021
Delaware Ivy VIP High Income	Class II		0.25 of 1%	4/30/2021
Delaware Ivy VIP International Core Equity	Class I			2/19/24
Delaware Ivy VIP International Core Equity	Class II		0.25 of 1%	4/30/2021
Delaware Ivy VIP Limited Term Bond	Class II		0.25 of 1%	4/30/2021
Delaware Ivy VIP Mid Cap Growth	Class I			4/30/2021

Delaware Ivy VIP Mid Cap Growth	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Natural Resources	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Pathfinder Aggressive	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Pathfinder Conservative	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Pathfinder Moderate	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Pathfinder Moderate – Managed Volatility	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Pathfinder Moderately Aggressive	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Pathfinder Moderately Conservative	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Pathfinder Moderately Conservative – Managed Volatility	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Science & Technology	Class I		4/30/2021
Delaware Ivy VIP Science & Technology	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Real Estate Securities	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Smid Cap Core	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Small Cap Growth	Class I		4/30/2021
Delaware Ivy VIP Small Cap Growth	Class II	0.25 of 1%	4/30/2021
Delaware Ivy VIP Value	Class II	0.25 of 1%	4/30/2021